                                                                     EXHIBIT 5.1

                                [LETTERHEAD OF]
                            CRAVATH, SWAINE & MOORE

                             CYTEC INDUSTRIES INC.
                        FORM S-4 REGISTRATION STATEMENT

                                                                 August 26, 1998

Dear Sirs:

     We have acted as counsel for Cytec Industries Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of its Common Stock, par value $0.01 per share (the "Common Stock"), which registration is to be effected pursuant to a Registration Statement on Form S-4 (the "Registration Statement") filed the same date as the date of this opinion.

     We have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the Company has the corporate power and authority under the General Corporation Law of the State of Delaware and under its Certificate of Incorporation and By-Laws to issue the Common Stock, that the Common Stock will be validly authorized shares of Common Stock, and when issued and paid for, will be legally issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof, as the attorneys who will pass upon the validity of the shares of Common Stock offered pursuant to the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/   CRAVATH, SWAINE & MOORE

                                          --------------------------------------
                                                 Cravath, Swaine & Moore

Cytec Industries Inc.
Five Garret Mountain Plaza
West Paterson, NJ 07424